ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST (“Assignment”), is entered into as of January 31, 2018, by and between PETRO RIVER OIL CORP., a Delaware corporation (“Assignee”), and MEGA WEST KANSAS CORPORATION, a Delaware corporation (“Assignor”).

W I T N E S S E T H:

WHEREAS, Assignor owns 53.19% of the outstanding membership interests (the “Bandolier Interest”) in Bandolier Energy, LLC, an Delaware limited liability company (the “Company”);

WHEREAS, the Company owns all of the membership interest in Spyglass Energy Group, LLC, an Oklahoma limited liability company (“Spyglass”) which owns certain oil and gas wells mineral leases located within Osage County, Oklahoma, together with oil and gas wells located thereon and related production assets, including a concession agreement covering  106,150 acres in Osage County, Oklahoma;

WHEREAS, on the date hereof, Assignee is a shareholder in Assignor and in redemption of Assignee’s shares in Assignor, Assignor has agreed to assign, transfer and distribute to Assignee the Bandolier Interest (the “Assigned Interests”);

NOW THEREFORE, for valuable consideration, receipt of which is acknowledged, Assignor and Assignee agree as follows:

1.

Assignment and Assumption.

a.

In complete redemption of Assignee’s shares in Assignor, Assignor hereby assigns, transfers and distributes to Assignee its rights, title and interest in the Assigned Interests; which Assigned Interests are currently owned by Assignor.

b.

Assignee hereby accepts the foregoing assignment of the Assigned Interests.  From and after the date hereof, Assignee hereby (i) is entitled to all of Assignor’s benefits in the Company related to the Assigned Interests, and (ii) is admitted to the Company as a member of the Company for all federal, state and local corporate, tax and other purposes.

c.

Assignee acknowledges and agrees that the Assigned Interests are being assigned and contributed to Assignee without representations or warranties of any kind, express or implied.

2.

Tax Allocations.

Assignor and Assignee hereby covenant and agree that any and all taxable income and/or losses that are allocated from the Company to its members with respect to the Assigned Interests shall be divided and allocated (i) with respect to taxable income and/or losses arising during the period prior to the date hereof (which amounts shall be allocated to Assignor), and (ii) with respect to taxable income and/or losses arising during the period following the date hereof (which amounts shall be allocated to Assignee).  Assignee hereby covenants and agree to work with the Company and to cause the Company to report its taxable income and/or losses in a manner that is consistent with the provisions of the preceding sentence.

3.

Representations.  Assignee hereby represents and warrants to Assignor that  as of the date hereof and immediately prior to the assignment of the Assigned Interests hereunder, the federal income tax basis in the Assigned Interests is not less than $2,750,000.

4.

Further Assurances.  Assignor and Assignee agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

5.

Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

6.

Successors and Assigns.  This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignees and their respective personal representatives, heirs, successors and assigns.

7.

Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exist copies hereof which, when taken together, bear the authorized signatures of each of the parties hereto.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Assignment.PDF email signatures shall have the same binding effect as original signatures.  No party hereto shall raise the use of a PDF email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of PDF email as a defense to the formation of a legal, valid and binding contractual obligation and each such party forever waives any such defense.

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IN WITNESS WHEREOF, Assignee and Assignor have executed this Assignment as of the date first hereinabove written.

ASSIGNEE: PETRO RIVER OIL CORP., a Delaware corporation By: /s/ Scot Cohen Name: Scot Cohen Title: Executive Chairman

ASSIGNOR: MEGA WEST KANSAS CORPORATION, a Delaware corporation By: /s/ Joel Kestenbaum Name: Joel Kestenbaum Title: President

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